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EXHIBIT 10.17 - LETTER AGREEMENT DATED SEPTEMBER 26, 2001 BETWEEN THE
                REGISTRANT AND LAURUS MASTER FUND, LTD.

April 2, 2002

Attn: Robert Spigno


Attn: Robert Spigno

Re: Conectisys Corporation

Dear Bob:

Based upon our conversations the following amendment is proposed to adjust for your company's current situation relating to our settlement agreement for the amount due under the Note:

Conectisys (the "Company") paid Laurus Master Fund ("Laurus") $100,000 in cash on February 19, 2002.

Amended Provisions:

A) Conectisys will pay Laurus $50,000 in cash by April 5, 2002.

Upon signing of this agreement and subject to receipt of the $50,000 payment above, the Company and Laurus will agree to the following:

(1)     Terminate all Registration Rights and we agree to hereby amend section 9.3 of the Promissory Note Subscription Agreement section pertaining to the stock limitation amount from 9.99% to 4.99%;

(2) Agree to pay Laurus $25,000 upon the sooner of; a) 16 days after filing a registration statement or b) receiving additional outside funding in the amount of $150,000 but no later than May 15, 2002.

(3) Agree to pay Laurus $50,000 upon the sooner of; a) obtaining an effective registration statement or b) receiving additional outside funding in addition to the above funding, in the amount of $300,000 but no later than August 15, 2002.

(4) Amend the existing Note dated 4-12-01in the principal amount of $300,000 to extend the maturity date to August 1, 2003 and to reduce the principal amount to $250,000, bearing interest at 14% per annum of which $75,000 will be paid according to provisions (2) and (3) above;

(5) Terms of the amended Note shall require Conectisys beginning on September 1, 2002 to make minimum monthly payments of $14,583 plus interest until the remaining principal and interest under the amended Note have been paid in full;

(6) 500,000 Warrants of Conectisys common stock are immediately canceled (500,000 shall remain); and

Upon completion of the three (3) scheduled payments ($125,000 total) listed as A, 2, 3 above: Laurus shall return to Conectisys all shares held as security with the exception of 2,335,885 shares (certificate number 6800 and 6697) which shall serve as security for any remaining principal amount due on the amended Note and to ensure timely payments plus interest.

The Company will reprice 250,000 of the 500,000 warrants at an exercise price of $.10 and the remaining 250,000 warrants at an exercise price of $.15. If the above milestones are achieved Laurus will look to make additional investments in the Company as the growth in the business permits.

Acknowledged and Agreed by: (facsimile signatures accepted the same as originals)


/s/ Robert Spigno               /s/ Pat Regan
Robert Spigno                   Pat Regan
CEO Conectisys Corporation      Laurus Master Fund, Ltd.